Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

Unaudited Consolidated Financial Statements of Business Acquired:

Unaudited Consolidated Statements of Financial Condition as of March 31, 2006 and December 31, 2005	2
Unaudited Consolidated Statements of Operations for the Three Months Ended March 31, 2006 and 2005	3
Unaudited Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2006 and 2005	4
Notes to Consolidated Financial Statements – Unaudited	5

MDTA LLC

Unaudited Consolidated Statements of Financial Condition

As of March 31, 2006 and December 31, 2005

	March 31, 2006	December 31, 2005
Assets
Current assets
Cash and cash equivalents	$3,431,693	$2,398,413
Investments	15,687,132	19,386
Receivables	2,143,745	963,189
Other current assets	338,279	237,057

Total current assets	21,600,849	3,618,045

Goodwill	32,708,651	32,708,651

Fixed assets, net	233,669	220,815

Total assets	$54,543,169	$36,547,511

Liabilities, Minority Interests and Members’ Equity
Current liabilities
Accounts payable	$993,347	$289,780
Accrued expenses	1,391,915	2,420,326
Note payable	8,329,184	8,122,723

Total current liabilities	10,714,446	10,832,829

Minority Interests	16,132,344	—

Members’ Equity	27,696,379	25,714,682

Total liabilities, minority interests and members’ equity	$54,543,169	$36,547,511

The accompanying notes are an integral part of these Consolidated Financial Statements.

MDTA LLC

Unaudited Consolidated Statements of Operations

Three months ended March 31,

	2006	2005
Revenues
Fee income	$6,131,708	$2,814,857
Other income	918,058	21,976
Miscellaneous	—	21,516

Total revenues	7,049,766	2,858,349

Expenses
Salaries, commissions and bonuses	2,122,539	1,456,394
Professional fees	451,960	25,438
Rent	448,154	154,704
Interest	206,462	771,058
Payroll taxes	205,632	184,528
Travel	124,602	120,203
Employee benefits	102,418	132,762
Entertainment, promotion and marketing	85,939	72,941
Research	60,835	29,298
Account service	55,255	40,047
Insurance	36,524	111,542
Dues, subscriptions and publications	33,761	8,357
Equipment leases and maintenance	29,290	30,831
Telephone	22,818	31,208
Postage	17,742	13,268
Depreciation and amortization	16,407	27,077
Recruiting	15,890	28,129
Office supplies	12,402	13,169
Computer and related	6,205	13,047
Trade errors	4,127	—
Employee relations	2,339	8,209
Training and education	565	2,695
Severance	—	545,405
Guaranteed payment	—	400,000
Business taxes	—	80,062
Miscellaneous	64,669	—

Total expenses	4,126,535	4,300,372

Minority interests	948,534	—

Net income/(loss)	$1,974,697	$(1,442,023)

The accompanying notes are an integral part of these Consolidated Financial Statements.

MDTA LLC

Unaudited Consolidated Statements of Cash Flows

Three months ended March 31,

	2006	2005
Cash flows from operating activities
Net income/(loss)	$1,974,697	$(1,442,023)
Noncash items included in net income/(loss)
Depreciation and amortization expenses	16,407	27,077
Unrealized appreciation on investments	(1,653,699)	—
Minority interest expense	948,534	—
Net (increase)/decrease in
Receivables	(779,228)	302,685
Other assets	(100,207)	(101,657)
Net increase/(decrease) in
Accounts payable	308,179	(230,701)
Accrued expenses	(1,078,356)	(750,104)
Accrued interest on line of credit	206,462	771,058

Net cash used by operating activities	(157,211)	(1,423,665)

Cash flows from investing activities
Cash acquired from acquisition	1,262,869	—
Purchase of fixed assets	(29,262)	(6,550)

Net cash provided/(used) by investing activities	1,233,607	(6,550)

Cash flows from financing activities
Proceeds from line of credit	—	1,941,639
Member contributions	7,000	259,785
Member distributions	(50,116)	—

Net cash (used)/provided by financing activities	(43,116)	2,201,424

Net increase in cash	1,033,280	771,209

Cash and cash equivalents
Beginning of period	2,398,413	112,254

End of period	$3,431,693	$883,463

The accompanying notes are an integral part of these Consolidated Financial Statements.

MDTA LLC

Notes to the Consolidated Financial Statements - Unaudited

1.	Organization and Business

MDTA LLC (formerly Harris Bretall Sullivan & Smith L.L.C., the “Company”) is a Delaware limited liability company which was formed on February 13, 1997 and started business on November 13, 1997. The principal business activity of the Company is to provide investment advisory services to high-net-worth individuals and institutions primarily through separately managed accounts. The Company also acts as advisor to the MDT mutual funds and various private investment companies. The members of the Company consist of current and former employees and HBSS Acquistion Co., a wholly owned subsidiary of Value Asset Management LLC. Each member of the Company has limited liability. The Company has members who have different priorities to income, losses and distributions. The Company has a final termination date of December 31, 2046.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The consolidated financial statements include the accounts of the Company and entities in which the Company holds a controlling financial interest. The Company provides for minority interests in consolidated entities for which the Company’s controlling financial interest is less than 100 percent. All significant intercompany accounts and transactions have been eliminated.

Recent Accounting Pronouncements

Effective January 1, 2006, the Company adopted the provisions of Emerging Issues Task Force (“EITF”) Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-5”). EITF 04-5 provides guidance for determining whether a general partner controls a limited partnership. The guidance broadly provides that the general partner in a limited partnership is presumed to control that limited partnership. However, that presumption can be overcome if the limited partners have either substantive kick-out rights or substantive participating rights.

The Company is the General Partner of five limited partnerships and the managing member of one limited liability company. The partnerships and limited liability company are private investment companies. The Company is presumed to control these entities. Accordingly, beginning on January 1, 2006, the net assets of the private investment companies and the results of the operations have been included in the Company’s consolidated financial statements. Total assets at March 31, 2006, included $16,799,338 (primarily investment securities at market value and cash), total liabilities included $647,608 (primarily payables for securities purchased), and $16,132,344 was reflected as minority interest.

Revenue Recognition

The Company earns management fees based on a percentage of the assets under the Company’s management. In general, the Company bills quarterly in advance for such fees earned in accordance with the related contractual agreements.

MDTA LLC

Notes to the Consolidated Financial Statements - Unaudited

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of a highly liquid short-term investment in a money market account. The Company maintains its cash balances in various operating and money market accounts at one financial institution which are insured up to $100,000 by the Federal Deposit Insurance Corporation. The Company had balances in excess of the insurable amount periodically throughout the year.

Income Taxes

The Company is a limited liability company and is treated as a partnership for tax purposes. Accordingly, the results of operations of the Company for federal and state income tax purposes will be reflected on the individual income tax returns of the members.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line or declining-balance methods over the useful lives of the assets, which range from 3 to 10 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease.

Goodwill

Goodwill represents the excess cost of purchased companies over the fair value of net assets acquired. In accordance with the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), the Company performs an impairment test on the goodwill on at least an annual basis.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk include trade receivables. The Company performs ongoing evaluations of customers’ financial condition and generally does not require collateral.

MDTA LLC

Notes to the Consolidated Financial Statements - Unaudited

3.	Receivables

Receivables consist of the following:

	March 31, 2006	December 31, 2005
Trade	$1,526,191	$956,725
Investment securities sold	592,466	—
Other	25,088	6,464

Total	$2,143,745	$963,189

4.	Other Current Assets

Other current assets consist of the following:

	March 31, 2006	December 31, 2005
Prepaid insurance	$194,068	$173,442
Prepaid contracts	59,217	3,128
Other	84,994	60,487

Total	$338,279	$237,057

5.	Fixed Assets

Fixed assets consist of the following:

	March 31, 2006	December 31, 2005
Furniture, fixtures and equipment	$675,570	$674,015
Computer equipment and software	1,670,593	1,642,887
Leasehold improvements	858,454	858,454

	3,204,617	3,175,356
Less: Accumulated depreciation	2,970,948	2,954,541

Total	$233,669	$220,815

Depreciation and amortization of fixed assets for the quarters ended March 31, 2006 and 2005 was $16,407 and $27,077, respectively.

MDTA LLC

Notes to the Consolidated Financial Statements - Unaudited

6.	Accrued Expenses

Accrued expenses consist of the following:

	March 31, 2006	December 31, 2005
Accrued bonuses	$458,033	$1,731,695
Accrued professional fees	742,683	432,801
Accrued vacation	187,530	187,530
Other accrued expenses	3,669	68,300

Total	$1,391,915	$2,420,326

7.	Notes Payable

The Company has available a $7,000,000 revolving line of credit from one of its members that currently bears interest at prime plus three points pursuant to a letter of understanding executed on April 5, 2005. The balance outstanding at March 31, 2006 and December 31, 2005 under the line of credit was $8,329,184 and $8,122,723, respectively, including cumulative accrued interest.

Interest expense on the line of credit for the three months ended March 31, 2006 and 2005 was $206,462 and $771,058, respectively.

8.	Commitments and Contingencies

In the normal course of business, the Company is involved with certain legal matters. In the opinion of management, the outcome of this litigation will not have a material impact on the consolidated financial statements.

9.	Subsequent Events

On July 14, 2006, members of the Company sold their interests to Federated Investors, Inc. (“Federated”). The transaction included initial purchase payments of approximately $110 million, the majority of which were paid at closing, and a series of contingent payments totaling as much as $130 million over the next three years based on growth. As of the closing, Federated owned approximately 89% of the outstanding equity interests of the Company and had the right to acquire the remaining 11% by June 2007.